SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                        August 22, 2002

Northern States Power Company

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

000-31709	41-1967505

(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Minneapolis, MN	55401

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code             612-330-5500

(Former name or former address, if changed since last report)

Item 5. Other Events

On August 22, 2002, Northern States Power Company, a Minnesota corporation (the “Company”), in connection with a private placement of debt securities, entered into a Purchase Agreement with Lehman Brothers Inc., ABN AMRO Incorporated, Banc One Capital Markets, Inc., BNY Capital Markets, Inc., Tokyo-Mitsubishi International plc, U.S. Bancorp Piper Jaffray Inc. and Wells Fargo Brokerage Services, LLC (the “Initial Purchasers”) providing for the issuance and sale by the Company on the terms and conditions therein set forth of $450 million principal amount of its 8.00% First Mortgage Bonds, Series A due August 28, 2012. The debt securities to be issued in the proposed private placement will not be registered under the Securities Act of 1933, as amended, and will not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7. Financial Statements and Exhibits

Exhibits

4.01	Supplemental Indenture dated August 1, 2002, between Northern States Power Company and BNY Midwest Trust Company, as Trustee, creating $450,000,000 principal amount of 8.00% First Mortgage Bonds, Series A due August 28, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Northern States Power Company (a Minnesota Corporation)

By:	/s/ Richard C. Kelly Name: Richard C. Kelly Title: Vice President and Chief Financial Officer

Dated: August 26, 2002

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